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                                                                    Exhibit 10.4
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                   GLOBAL NETWORK TECHNOLOGY SERVICES, INC.

                      Change-in-Control Severance Benefit
                            Plan for Key Employees

     Global Network Technology Services, Inc. (including any "Successor Entity" as defined in Section 10, the "Company") adopts this plan (the "Plan") with the intent of assuring that it and its direct and indirect subsidiaries (together with the Company, the "Employer") will have the benefit of continuity of management in the event of any actual or threatened change in control.

     1.   Eligibility. The Board of Directors of the Company (the "Board") or
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its designee shall from time to time designate participants in the Plan
("Participants") from among the Employer's key employees. An employee once designated a Participant shall continue to be a Participant (subject to satisfaction of the requirements set forth in Section 2 below) until the earlier of (a) the date (not later than the 180th day preceding a "Change in Control" or a "Cabletron Change in Control," both as hereinafter defined) on which the Board determines that he or she is no longer eligible to participate in the Plan (as evidenced by written notice thereof), and (b) the date he or she ceases to be employed by the Employer (or by Cabletron Systems, Inc. ("Cabletron") and its direct and indirect subsidiaries (together, the "Cabletron Companies"), in the case of a Cabletron Change in Control); provided, that a Participant who ceases to be employed by the Employer under circumstances giving rise to benefits under the Plan shall continue to be treated as a Participant with respect to such benefits until they have been paid or provided in full.

     2.   Agreement of Participants. As a precondition to participation in the
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Plan, each individual who is designated a Participant must enter into a written agreement (each, a "Plan Agreement") in accordance with procedures prescribed by and in a form acceptable to the Board. Each Plan Agreement shall contain:

          (a) the Participant's binding commitment to the effect that once any Person other than the Company, a direct or indirect subsidiary of the Company, or an employee benefit plan of the Company or any such subsidiary begins a tender or exchange offer or a solicitation of proxies from the Company's security holders or takes other actions to effect a "Change in Control" or a "Cabletron Change in Control," both as hereinafter defined, the Participant will not voluntarily terminate his or her employment with the Employer (or the Cabletron Companies, in the case of a Cabletron Change in Control) until such Person has abandoned or terminated such efforts to effect a Change in Control (or a Cabletron Change in Control) or until a Change in Control (or a Cabletron Change in Control) has occurred (for purposes of the Plan, a "Person" means any individual, entity or other person, including a group within the meaning of Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")); and
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          (b)  such other terms, if any, as the Board may specify, which may (if the Board so provides) deviate from the terms generally set forth in the Plan.

As applied to any Participant, the term "Plan" means the terms and provisions of the Plan set forth herein as modified by the terms and provisions of the Participant's Plan Agreement.

     3.   Change in Control. For purposes of the Plan, a "Change in Control"
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shall be deemed to have occurred upon the occurrence of any of the events described in subsections (a) or (b) below:

          (a) Prior to the date, if any, on which Cabletron shall have completed a distribution to the Cabletron stockholders of all of the shares of the Company held by Cabletron, whether or not preceded by an initial public offering of the Company's shares (a "spin-off"), Cabletron shall sell or otherwise dispose of (including, without limitation, by merger) all or substantially all of the stock of the Company that Cabletron owns, or the Company shall sell or otherwise dispose of all or substantially all of its assets, to an unrelated Person or to one or more unrelated Persons acting as a group; provided that, for the avoidance of doubt, none of the following shall constitute a Change in Control under this paragraph (a):
     (i) a spin-off; (ii) a liquidation or merger of the Company into Cabletron or into another subsidiary of Cabletron; (iii) any other reorganization of the Company or other transaction that results in Cabletron's continuing to own, directly or indirectly, a majority of the combined voting power of all outstanding shares of stock or other equity interests of the Company or of the entity resulting from such reorganization or other transaction; or (iv) a disposition by Cabletron of stock of the Company, or by the Company of its stock, in a public offering.

          (b)  Following a spin-off by Cabletron of the Company,

               (i) any Person acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that for purposes of this subsection (b)(i) the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Employer, or (4) any Business Combination (but except as provided in subsection (iii) of this Section 3(b) a Business Combination may nevertheless constitute a Change in Control under Section 3(b)(iii)); and provided further, that an acquisition by a Person of 30% or more but less than 50% of the Outstanding Company Common Stock or of the combined voting power of the Outstanding Company Voting Securities shall not constitute a Change in Control under this subsection (b)(i) if within 15 days of the Board's being advised that such ownership level has been reached, a majority of the "Incumbent Directors" (as

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          hereinafter defined) then in office adopt a resolution approving the acquisition of that level of securities ownership by such Person; or

               (ii) Individuals who, as of the first date following the spin-off (the "Spin Date"), constituted the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the Spin Date and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

               (iii) There is consummated a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, (A) the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Employer or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) The stockholders of the Company approve a complete liquidation or dissolution of the Company.

     4.   Severance Benefit. If, during the period of eighteen (18) months
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following a Change in Control, either (i) the employment of a Participant is terminated by the Employer for any reason other than for "Cause" (as defined in Section 7 below), or (ii) the Participant terminates his or her employment with the Employer for "Good Reason" (as defined in Section 8 below):

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          (a)  The Company shall pay to the Participant in cash, within five (5)
     days of the date of termination, the sum of (i) all salary earned by the Participant as of the date of termination but not yet paid, (ii) the Participant's accrued vacation earned through the date of termination, and
     (iii) an amount equal to the Participant's target incentive bonus, if any, for the fiscal year in which termination occurs, multiplied times a fraction, the numerator of which is the number of days elapsed between the beginning of such year and the date of termination reduced by any periods (expressed in days) for which amounts under such incentive bonus arrangement have already been paid in such year and the denominator of which is 365.

          (b)  The Company shall also pay to the Participant in cash, within ten
     (10) days of the date of termination, the sum of the Participant's Base Salary and Bonus. "Base Salary" for this purpose means the Participant's annual rate of base salary as determined immediately prior to the date of termination (or, if higher, his or her annual rate of base salary as determined immediately prior to the Change in Control), and "Bonus" means the highest aggregate amount of bonus or incentive compensation paid in cash to the Participant (or that would have been so paid absent deferral) by the Company (or Cabletron) for any one of the three most recent fiscal years ended prior to such termination (or, if higher, the Participant's target incentive bonus for the fiscal year in which the Change in Control occurs).

          (c) The Participant, together with his or her dependents, will continue for the duration of the "coverage continuation period" (as hereinafter defined) to be eligible to participate at the Employer's expense (subject to any applicable waiting periods or similar requirements to the extent such requirements had not been satisfied prior to the date of termination, and subject to the payment by the Participant or his or her dependents of premiums, co-pays or similar amounts at rates not greater than those applicable immediately prior to the Change in Control to active employees and their dependents) in all medical, dental and life insurance plans or programs maintained or sponsored by the Employer immediately prior to the Change in Control; provided, that if such continued participation is impracticable, the Company may provide the Participant with the full value of the cost of such coverage paid promptly in cash. For purposes of this subsection, the "coverage continuation period" means the one (1) year period following the Participant's termination of employment; provided, that if the plan or program in question, or applicable law, provides for a longer period of coverage following termination of employment, such longer period shall constitute the "coverage continuation period" with respect to that plan or program. If the coverage continuation period with respect to a plan or program exceeds one (1) year following the Participant's termination of employment, the terms and conditions of coverage following the first-year anniversary of the date of the Participant's termination of employment shall be as set forth in the plan or program or as prescribed by applicable law. Notwithstanding the foregoing provisions of this subsection, if the Participant becomes reemployed by another employer and is eligible (together with his or her dependents) for medical, dental or life insurance coverage that is substantially equivalent to the coverage of the same type that he or she (and his or her dependents) were entitled to receive under this subsection, the

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     Employer's obligation to the Participant and his or her dependents under this subsection shall cease with respect to that type of coverage.

          (d) Each Company stock option or other stock-based award held by the Participant prior to the Change in Control (an "affected award") shall be vested (and, in the case of an award requiring exercise, exercisable) (vesting and exercisability of such awards being referred to for purposes of this subsection (d), without distinction, as "vesting"), immediately prior to the termination of employment, for the "applicable number of shares" as hereinafter defined. In the event a Participant holds an affected award requiring exercise, the Company shall give the Participant adequate notice and opportunity to exercise any portion of the affected award that becomes exercisable by reason of this subsection. For purposes of this subsection (d), the term "applicable number of shares" means, in the case of any award, that number of shares for which the award, but for the operation of any limitation deferring scheduled vesting until the date of a spin-off, would have been vested by the end of the seven (7) month period following the termination of employment had the Participant holding the award immediately prior to the termination of employment continued in service during such seven (7) month period.

     5.   Cabletron Change in Control. For purposes of the Plan, a "Cabletron
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Change in Control" shall be deemed to have occurred upon the occurrence, prior to the earlier of a spin-off by Cabletron of the Company or a Change in Control described in Section 3(a) above, of any of the events described in subsections
(a), (b), (c) and (d) below:

          (a) Any Person acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of Cabletron (the "Outstanding Cabletron Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Cabletron entitled to vote generally in the election of directors (the "Outstanding Cabletron Voting Securities"); provided, that for purposes of this subsection (a) the following acquisitions shall not constitute a Cabletron Change in Control: (A) any acquisition directly from Cabletron, (B) any acquisition by Cabletron, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Cabletron or its subsidiary, or (D) any Cabletron Business Combination (but except as provided in subsection (c) of this Section 3 a Cabletron Business Combination may nevertheless constitute a Cabletron Change in Control under that subsection); and provided further, that an acquisition by a Person of 30% or more but less than 50% of the Outstanding Cabletron Common Stock or of the combined voting power of the Outstanding Cabletron Voting Securities shall not constitute a Cabletron Change in Control under this subsection (a) if within 15 days of being advised that such ownership level has been reached, a majority of the "Incumbent Directors" (as hereinafter defined) then in office adopt a resolution approving the acquisition of that level of securities ownership by such Person; or

          (b) Individuals who, as of the Effective Date of this Plan, constituted the Cabletron Board of Directors (the "Cabletron Incumbent Directors") cease for any reason to

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     constitute at least a majority of the Board; provided, that any individual who becomes a member of the Cabletron Board of Directors subsequent to the Effective Date of this Plan and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as a Cabletron Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

          (c) There is consummated a reorganization, merger or consolidation involving Cabletron, or a sale or other disposition of all or substantially all of the assets of Cabletron (a "Cabletron Business Combination"), in each case unless, following such Cabletron Business Combination, (i) the Persons who were the beneficial owners, respectively, of the Outstanding Cabletron Common Stock and of the combined voting power of the Outstanding Cabletron Voting Securities immediately prior to the Cabletron Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Cabletron Business Combination in substantially the same proportions as their ownership immediately prior to such Cabletron Business Combination of the Outstanding Cabletron Common Stock and of the combined voting power of the Outstanding Cabletron Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Cabletron Business Combination or any employee benefit plan (or related trust) of Cabletron or its subsidiary or of such corporation resulting from such Cabletron Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Cabletron Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Cabletron Business Combination and (iii) at least a majority of the members of the Cabletron Board of Directors resulting from such Cabletron Business Combination were Cabletron Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Cabletron Board of Directors, providing for such Cabletron Business Combination; or

          (d) The stockholders of Cabletron approve a complete liquidation or dissolution of Cabletron.

     6. Cabletron-related Severance Benefit. If, in the eighteen (18) months following a Cabletron Change in Control, either (i) the employment of a Participant is terminated by the Cabletron Companies for any reason other than for "Cause" (as defined in Section 7 below), or (ii) the Participant terminates his or her employment with the Cabletron Companies for "Good Reason" (as defined in Section 8 below):

          (a) The Company shall pay to the Participant in cash, within five (5) days of the date of termination, the sum of (i) all salary earned by the Participant as of the date of termination but not yet paid, (ii) the Participant's accrued vacation earned through the

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     date of termination, and (iii) an amount equal to the Participant's target incentive bonus, if any, for the fiscal year in which termination occurs, multiplied times a fraction, the numerator of which is the number of days elapsed between the beginning of such year and the date of termination reduced by any periods (expressed in days) for which amounts under such incentive bonus arrangement have already been paid in such year and the denominator of which is 365.

          (b) The Company shall pay to the Participant in cash, within ten (10) days of the date of termination, the sum of the Participant's Base Salary and Bonus. "Base Salary" for this purpose means the Participant's annual rate of base salary as determined immediately prior to the date of termination (or, if higher, his or her annual rate of base salary as determined immediately prior to the Cabletron Change in Control), and "Bonus" means the highest aggregate amount of bonus or incentive compensation paid in cash to the Participant (or that would have been so paid absent deferral) by the Company (or Cabletron) for any one of the three most recent fiscal years ended prior to such termination (or, if higher, the Participant's target incentive bonus for the fiscal year in which the Cabletron Change in Control occurs).

          (c) The Participant, together with his or her dependents, will continue for the duration of the "coverage continuation period" (as hereinafter defined) to be eligible to participate at the Employer's expense (subject to any applicable waiting periods or similar requirements to the extent such requirements had not been satisfied prior to the date of termination, and subject to the payment by the Participant or his or her dependents of premiums, co-pays or similar amounts at rates not greater than those applicable immediately prior to the Cabletron Change in Control to active employees and their dependents) in all medical, dental and life insurance plans or programs maintained or sponsored by the Employer immediately prior to the Cabletron Change in Control; provided, that if such continued participation is impracticable, the Company may provide the Participant with the full value of the cost of such coverage paid promptly in cash. For purposes of this subsection, the "coverage continuation period" means the one (1) year period following the Participant's termination of employment; provided, that if the plan or program in question, or applicable law, provides for a longer period of coverage following termination of employment, such longer period shall constitute the "coverage continuation period" with respect to that plan or program. If the coverage continuation period with respect to a plan or program exceeds one (1) year following the Participant's termination of employment, the terms and conditions of coverage following the first-year anniversary of the date of the Participant's termination of employment shall be as set forth in the plan or program or as prescribed by applicable law. Notwithstanding the foregoing provisions of this subsection, if the Participant becomes reemployed by another employer and is eligible (together with his or her dependents) for medical, dental or life insurance coverage that is substantially equivalent to the coverage of the same type that he or she (and his or her dependents) were entitled to receive under this subsection, the Employer's obligation to the Participant and his or her dependents under this subsection shall cease with respect to that type of coverage.

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          (d)  Each Company stock option or other stock-based award held by the
     Participant prior to the Cabletron Change in Control (an "affected award") shall be vested (and, in the case of an award requiring exercise, exercisable) (vesting and exercisability of such awards being referred to for purposes of this subsection (d), without distinction, as "vesting"), immediately prior to the termination of employment, for the "applicable number of shares" as hereinafter defined. In the event the Participant holds an affected award requiring exercise, the Company shall give the Participant adequate notice and opportunity to exercise any portion of the affected award that becomes exercisable by reason of this subsection. For purposes of this subsection (d), the term "applicable number of shares" means, in the case of any award, that number of shares for which the award, but for the operation of any limitation deferring scheduled vesting until the date of a spin-off, would have been vested by the end of the twelve
     (12) month period following the termination of employment had the Participant holding the award immediately prior to the termination of employment continued in service during such twelve (12) month period.

For purposes of this Section 6, a termination of a Participant's employment with the Cabletron Companies shall not be deemed to have occurred solely by reason of the fact that the Company ceases to be a direct or indirect subsidiary of Cabletron, but a termination of a Participant's employment by the Company (other than for "Cause"), or a termination by a Participant of his or her employment with the Company for "Good Reason," in either case occurring within eighteen
(18) months following a Cabletron Change in Control, shall be treated as a termination described in the first sentence of this Section 6 whether or not, at the time of such termination, the Company is still a direct or indirect subsidiary of Cabletron.

     7.  Cause.  "Cause" means only: (a) the Participant's conviction of, or a
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 plea of nolo contendere with respect to, a crime involving moral turpitude or a felony; (b) the Participant's refusal to perform, or gross negligence in the performance of, his or her duties to the Employer; or (c) an act of willful misfeasance by the Participant that is intended to result in substantial personal enrichment of the Participant at the expense of the Employer.

     8.  Voluntary Termination for Good Reason.  A Participant shall be deemed
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to have voluntarily terminated his or her employment for Good Reason if he or she leaves the employ of the Employer (or the Cabletron Companies, in the case of a Cabletron Change in Control) for any of the following reasons:

          (a) Any action by the Company which results in a material diminution in Participant's position, authority, duties or responsibilities immediately prior to the Change in Control (or Cabletron Change in Control), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; provided, however, that a sale or transfer of some or all of the business of the Company or any of its subsidiaries or other reduction in its business or that of its subsidiaries, or the fact that the Company shall become a subsidiary of another company or the securities of the Company shall no longer be publicly traded, shall not constitute "Good Reason" hereunder; or

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          (b)  Any reduction in the Participant's rate of annual base salary for any fiscal year to less than the greater of 100% of the rate of annual base salary paid to him or her in the completed fiscal year immediately preceding the Change in Control (or Cabletron Change in Control) or 100% of the rate at which annual base salary was being paid to the Participant immediately prior to such reduction; or

          (c) Any failure of the Company to continue or cause to be continued in effect any retirement, life, medical, dental, disability, accidental death or travel insurance plan in which the Participant was participating immediately prior to the Change in Control (or Cabletron Change in Control) unless the Company provides the Participant with a plan or plans that provide substantially equivalent benefits, or the taking of any action by the Employer that would adversely effect the Participant's participation in or materially reduce the Participant's benefits under any such plan or deprive the Participant of any material fringe benefit enjoyed by the Participant immediately prior to the Change in Control (or Cabletron Change in Control), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Participant; or

          (d) The Company requires the Participant to be based at any office or location that is more than 50 miles distant from the Participant's base office or work location immediately prior to the Change in Control (or Cabletron Change in Control).

     9.   Certain Tax-Related Payments.
          ----------------------------

          (a) If any "payment in the nature of compensation" (hereinafter "Payment") as that term is used in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to payments and benefits under the Plan (other than payments pursuant to this Section 9) and any "Cabletron CIC program" (as defined in Section 14 below), made with respect to a Participant is determined to be subject to the excise tax imposed by Section 4999 of the Code (the "Section 4999 tax"), the Company will pay to such Participant an additional amount in cash (the "Gross-Up Payment") which, after reduction for all taxes (including, but not limited to, the Section 4999 tax with respect to such Additional Amount), is sufficient to pay the Section 4999 tax and all related interest and penalties, if any, with respect to the Payment. All determinations under this Section shall be made at the Company's expense by a nationally recognized accounting firm selected by the Company.

          (b) If there is a determination by the Internal Revenue Service (the "IRS") with respect to the Participant that is inconsistent with a determination pursuant to Section 9(a) and that if sustained would result in a Section 4999 tax (or a greater Section 4999 tax) or in interest or penalties (or increased interest or penalties) with respect to any such tax (an "initial IRS determination"), the determination under Section 9(a) shall be deemed automatically modified to conform to the initial IRS determination and the Company, upon receipt from the IRS of the initial IRS determination or of written notice from the Participant setting forth the initial IRS determination, shall promptly pay to the

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     Participant the additional Gross-Up Payment required by such modification
     (the "Additional Gross-Up Payment"). The Company may elect to contest at its expense any initial IRS determination in respect of which the Company has made an Additional Gross-Up Payment, in which case such Additional Gross-Up Payment shall be considered an interest-free loan (the "Loan") to Participant until such time as the IRS' determination is withdrawn or modified or otherwise becomes final (a "final IRS determination"). Upon a final IRS determination that is no longer subject to modification or judicial review and that results in a Section 4999 tax and related interest and penalties lower than those in respect of which the Additional Gross-Up Payment was made, the Participant shall repay to the Company so much of the Loan, if any, as shall leave the Participant on an after-tax basis in the same position he or she would have been in had the initial IRS determination never been made. The Participant shall cooperate reasonably with the Company in any effort by the Company to contest an IRS determination under this paragraph, including by the making of such filings and appeals as the Company may reasonably require, but nothing herein shall be construed as requiring Participant to bear any cost or expense of such a contest or in connection therewith to compromise any tax item (including without limitation any deduction or credit) other than the Section 4999 tax and related interest and penalties, if any, that are the subject of the contested IRS determination.

     10.  Binding Effect on Successor Entity.  If the Company is merged or
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consolidated into or with any other entity (whether or not the Company is the surviving entity), or if substantially all of the assets of the Company are transferred to another entity, the provisions of the Plan will be binding upon and inure to the benefit of the entity resulting from such merger or consolidation or the acquirer of such assets (the "Successor Entity"). The Company will require any such Successor Entity to assume expressly and agree to perform the provisions of the Plan (including any Plan Agreements) in the same manner and to the same extent that the Company would have been required to perform if no such transaction had taken place.

     11.  Payment Obligations Absolute.  Upon termination of employment
          ----------------------------
described in Section 4 or 6, the Company's obligations to pay the Severance Benefits described in Section 4 or 6 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Employer may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of the Plan and, except as otherwise provided in Section 4(c) or 6(c), in no event shall the amount of any payment hereunder be reduced by any compensation earned by a Participant as a result of employment by another employer.

     12.  Limited Effect.  Nothing herein or in any Plan Agreement shall be
          --------------
construed as giving any Participant a right of continued employment or as limiting the Employer's right to terminate a Participant's employment, subject, in the case of any such termination described in Section 4 or 6, to the payment of the benefits described in Section 4 or 6.

     13.  Amendment and Termination.  The Board may amend the Plan at any time
          -------------------------
and from time to time, and may terminate the Plan at any time; provided, that no action purporting to amend or terminate the Plan that is approved by the Board within the one hundred eighty (180) day period immediately preceding a Change in Control (or a Cabletron Change in Control) and that, if effective, would adversely affect the rights of any Participant hereunder, shall affect the rights of such Participant without his or her express written consent.

     14.  No Duplication of Benefits.  For the avoidance of doubt and
          ---------------------------
notwithstanding any provision of the Plan to the contrary, under no circumstances shall a Participant be entitled to receive cash severance benefits under both Section 4(a), (b), and (c) and Section 6(a), (b), and (c). In any case in which the Plan might otherwise be construed to entitle a Participant to receive cash severance benefits under both such sets of provisions, the Participant shall be entitled to receive cash severance benefits only under
Section 4(a), (b), and (c). Also, the benefits and rights to benefits under this Plan are in lieu of any and all benefits (other than the acceleration of stock options) that may become due a Participant under any change in control plan or program of Cabletron (any such plan or program, a "Cabletron CIC program"), and each Participant, for himself or herself and his or her heirs, beneficiaries and assigns, hereby expressly waives and relinquishes any right that he or she may have to any such benefits under any Cabletron CIC program. Notwithstanding the preceding sentence, a Participant does not hereby waive any right or entitlement to the acceleration of stock option awards to the extent such acceleration may be provided under any Cabletron CIC program.

     15.  Withholding.  All payments and benefits hereunder shall be subject to
          -----------
reduction for applicable tax withholdings.

     16.  Indemnification.  The Employer agrees to pay all costs and expenses
          ---------------
incurred by any Participant in connection with efforts to enforce his or her rights under this Plan and will indemnify and hold harmless any Participant from and against any damages, liabilities and expenses (including without limitation reasonable fees and expenses of counsel) incurred by the Participant in connection with any litigation or threatened litigation, including any regulatory proceedings, arising out of the making, performance or enforcement of this Plan.

     17.  Source of Payment.  Nothing herein shall be construed as establishing
          -----------------
a trust or as requiring the Company to set aside funds to meet its obligations hereunder. Notwithstanding the foregoing, if the Board in its discretion so determines the Company may establish a so-called "rabbi trust" or similar arrangement to assist it in meeting any such obligations that it may have.

     18.  Effective Date.  The "Effective Date" of the Plan shall be the date on
          --------------
which it is adopted by the Board.

     19.  Governing Law.  The Plan and agreements made with Participants
          -------------
hereunder shall be governed by the laws of the State of New Hampshire.

                                      -11-